      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1999
                                                   REGISTRATION NO. 333-________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549
                          --------------------------------
                                      FORM S-8

                               REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                          --------------------------------
                                SUNRISE MEDICAL INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                         95-3836867
  (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                          --------------------------------
                           2382 FARADAY AVENUE, SUITE 200
                             CARLSBAD, CALIFORNIA 92008
            (Address of Principal Executive Offices including Zip Code)
                          --------------------------------
                  2ND AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                              OF SUNRISE MEDICAL INC.
                              (FULL TITLE OF THE PLAN)
                          --------------------------------

            STEVEN A. JAYE                               COPY TO:
   SENIOR VICE PRESIDENT, SECRETARY                REGINA M. SCHLATTER
          AND GENERAL COUNSEL                        LATHAM & WATKINS
         SUNRISE MEDICAL INC.             650 TOWN CENTER DRIVE, TWENTIETH FLOOR
    2382 FARADAY AVENUE, SUITE 200             COSTA MESA, CALIFORNIA 92626
      CARLSBAD, CALIFORNIA 92008                      (714) 540-1235
            (760) 930-1500
                          --------------------------------
            (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                     INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                          --------------------------------


-------------------------------------------------------------------------------------------
                            CALCULATION OF REGISTRATION  FEE
-------------------------------------------------------------------------------------------
                                              PROPOSED        PROPOSED
                              AMOUNT          MAXIMUM         MAXIMUM
                               TO BE       OFFERING PRICE    AGGREGATE        AMOUNT OF
                          REGISTERED (1)   PER SHARE (2)      OFFERING      REGISTRATION
                                                             PRICE (2)           FEE
-------------------------------------------------------------------------------------------
 Common Stock (3)            3,000,000         $9.85        $29,536,297         $8212
-------------------------------------------------------------------------------------------

(1) The 2nd Amended and Restated 1993 Stock Option Plan of Sunrise Medical Inc. (the "Plan") authorizes the issuance of a maximum of 4,000,000 shares of common stock, par value $1.00 per share, of the Sunrise Medical Inc. (the "Company") (the "Common Stock"), of which 3,000,000 shares are being registered hereunder. Of the 3,000,000 shares being registered hereunder, 1,318,675 shares are subject to presently outstanding options granted under the Plan and 1,681,325 are available for future grants thereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The Proposed Maximum Offering Price Per Share is based upon (a) the per share average weighted exercise price ($12.64) of previously granted options exercisable for 1,318,675 shares, and (b) the average ($7.6563) of the high and low sales price of the Common Stock, as reported on the New York Stock Exchange on February 5, 1999 (which were $7 3/4 and $7 9/16, respectively) as to the 1,681,325 shares available for future grants under the Plan.

(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Amended and Restated Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
           STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

      By a Registration Statement on Form S-8 filed with the Commission on August 15, 1994, Registration File No. 33-82842 (the "Prior Registration Statement"), the Company previously registered 1,000,000 shares of the Common Stock of the Company reserved for issuance from time to time in connection with the Plan. The Plan authorizes the issuance of up to 4,000,000 shares of Common Stock. Under this Registration Statement, the Company is registering the additional 3,000,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein.

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1998 (including items incorporated by reference from the Company's Definitive Proxy Statement for its Annual Meeting of Stockholders held on November 20, 1998);

           (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended October 2, 1998;

           (c) The description of the Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any subsequent amendment or report filed for the purpose of updating such description; and

           (d) The description of the Common Share Purchase Rights contained in the Company's registration statement on Form 8-A filed with the Commission on June 29, 1992, as amended by the description contained in the Company's registration statement on Form 8-A12B/A filed with the Commission on May 16, 1997.

      In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   NAMED EXPERTS AND COUNSEL

      The financial statements of the Company as of July 3, 1998 and June 27, 1997, and for each of the years in the three year period ended July 3, 1998 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 8.   EXHIBITS

5.1           Opinion of Latham & Watkins.

23.1          Consent of KPMG LLP.

23.2          Consent of Latham & Watkins (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page to this Registration Statement).

                                      SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 8th day of February, 1999.

                                   SUNRISE MEDICAL INC.




                                   By:  /s/ R. H. Chandler
                                        ---------------------------------------
                                        Richard H. Chandler, Chairman of the
                                        Board, President and Chief Executive
                                        Officer (Principal Executive Officer)




                                   By:  /s/ Ted N. Tarbet
                                        ---------------------------------------
                                        Ted N. Tarbet, Senior Vice President,
                                        and Chief Financial Officer (Principal
                                        Financial Officer)




                                   By:  /s/ John M. Radak
                                        ---------------------------------------
                                        John M. Radak, Vice President and
                                        Controller (Principal Accounting
                                        Officer)

                                  POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard H. Chandler and Steven A. Jaye, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.


Signature                          Title                                                 Date
---------                          -----                                                 ----
/s/ R. H. Chandler                 Chairman of the Board, President and Chief           2/8/99
-----------------------------      Executive Officer (Principal Executive
Richard H. Chandler                Officer)

/s/ Ted N. Tarbet                  Senior Vice President, and Chief Financial           2/8/99
-----------------------------      Officer (Principal Financial Officer)
Ted N. Tarbet

/s/ John M. Radak                  Vice President and Controller (Principal             2/8/99
-----------------------------      Accounting Officer)
John M. Radak

/s/ Lee A. Ault III                Director                                             2/8/99
-----------------------------
Lee A. Ault III

/s/ Michael N. Hammes              Director                                             2/8/99
-----------------------------
Michael N. Hammes

-----------------------------      Director
Murray H. Hutchison

-----------------------------      Director
William L. Pierpoint

/s/ Joseph Stemler                 Director                                             2/8/99
-----------------------------
Joseph Stemler

/s/ John R. Woodhull               Director                                             2/8/99
-----------------------------
John R. Woodhull